United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 1, 2025

Date of Report (Date of earliest event reported)

Goldenstone Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-41328	85-3373323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37-02 Prince Street; 2nd Floor Flushing, NY	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 352-7788

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on June 26, 2024, Goldenstone Acquisition Limited (“Goldenstone”) entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among Goldenstone, Pacifica Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Goldenstone (“Merger Sub”), Infintium Fuel Cell Systems, Inc., a Delaware corporation (“Infintium”) and Yan (Chris) Feng, solely in his capacity as representative, agent and attorney-in-fact of the stockholders of Infintium (the “Securityholder Representative”). The Business Combination Agreement was subsequently amended on January 28, 2025.

Pursuant to the terms of the Business Combination Agreement, as amended, the Business Combination Agreement could be terminated by either Goldenstone or Infintium if the transactions contemplated by the Business Combination Agreement were not consummated by September 30, 2025. By letter dated October 1, 2025, Infintium informed Goldenstone that it was exercising its right to terminate the Business Combination Agreement.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2025

GOLDENSTONE ACQUISITION LIMITED

By:	/s/ Eddie Ni
Name:	Eddie Ni
Title:	Chief Executive Officer

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